Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600
FOR IMMEDIATE RELEASE
CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE
QUARTER ENDED SEPTEMBER 2009
HOUSTON, TEXAS — November 4, 2009 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for the quarter ended September 30, 2009.
Revenue for the September quarter was $251.6 million, down 15% compared to the same quarter last year. The revenue decline was primarily due to a year-over-year same-store revenue decline caused by the current economic environment and lower election-related business. Operating income for the September 2009 quarter of $6.6 million included charges of $2.6 million related to litigation and the impairment of certain production equipment. Adjusted operating income was $9.4 million or 3.7% of revenue compared to $21.1 million or 7.1% of revenue for the September 2008 quarter. Adjusted operating margin declined due to lower sales which caused certain costs, such as depreciation and various overhead expenses, to increase as a percentage of revenues. Adjusted net income for the September 2009 quarter was $3.8 million, or $.34 diluted earnings per share compared to adjusted net income of $10.1 million, or $.88 diluted earnings per share for the prior year quarter. Net income during the quarter ended September 30, 2009 was $2.1 million or $.18 diluted earnings per share.
On a sequential basis revenue increased 11.4% compared to the first quarter of 2009 and operating income and earnings per share also improved significantly.
The Company continued its strong cash flow performance in the September 2009 quarter, generating free cash flow of $55.8 million, compared to free cash flow of $29.8 million in the June 2009 quarter. Adjusted EBITDA for the September 2009 quarter was $28.7 million compared to $39.3 million for the same quarter of the prior year. As of September 30, 2009 total debt was $232.7 million, a reduction of $81.5 million, or 26%, from March 31, 2009.
Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “During the quarter, demand remained soft across our markets, and while the economy continued to adversely impact our business and affect our profitability, we continued our focus on managing costs. In addition, we benefited from our strategic sales and from our position as the leader in digital print services, as digital print sales declined only slightly despite overall market conditions. The quarter also saw us continue to improve our balance sheet, as we utilized our strong free cash flow to further reduce our debt levels.”

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR SEPTEMBER 2009 QUARTER	PAGE -2
Mr. Davis added, “Going forward, we remain focused on building upon our leadership position in the market place, prudent management of our cost structure, and leveraging our strong financial position to invest in our business for our future. Visibility remains very limited, but based on current market conditions we expect the December quarter revenue to be in the range of $250-265 million representing a same store sales decline of 10-15%, excluding election-related business. Achieving revenues within this range should allow us to at least generate break-even Adjusted Net Income for the quarter ending in December.”
A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Free Cash Flow is included in the attached tables and in the Current Report on Form 8-K filed today, as well as the basis for management’s use of the non-GAAP financial measures.
Consolidated Graphics, Inc. will host a conference call today, Wednesday, November 4, 2009, at 11:00 a.m. Eastern Time, to discuss its second quarter fiscal 2010 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.
Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Canada, and in Prague, we offer an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.
Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the largest integrated digital footprint of any commercial printer in the U.S. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers solutions that create a spectrum of value for customers. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit www.cgx.com.

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR SEPTEMBER 2009 QUARTER	PAGE -3
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, continuing weakness in the economy, the growth of its digital printing business, seasonality of election-related business, its ability to adequately manage expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
This press release also contains references to the non-GAAP financial measures of earnings, or net income, before interest, income taxes, depreciation and amortization, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, or Adjusted EBITDA, operating income before litigation and other charges and non-cash foreign currency translation net (gain)/loss, or Adjusted Operating Income, Adjusted Operating Income divided by sales or Adjusted Operating Margin, net income before litigation and other charges net of tax, non-cash foreign currency transaction net (gain)/loss net of tax, or Adjusted Net Income and net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, or Free Cash Flow. Reconciliations of these non-GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.
(Tables to follow)
# # #

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR SEPTEMBER 2009 QUARTER	PAGE -4
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Income Statements
(In thousands, except per share amounts and unaudited)

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2009	2008	Change		2009	2008	Change
			$	%			$	%

Sales	$251,626	$296,951	(45,325)	(15)	$477,487	$582,145	(104,658)	(18)
Cost of Sales	196,183	224,365	(28,182)	(13)	377,215	438,919	(61,704)	(14)

Gross Profit	55,443	72,586	(17,143)	(24)	100,272	143,226	(42,954)	(30)
Selling Expenses	23,584	26,779	(3,195)	(12)	46,375	55,183	(8,808)	(16)
General and Administrative Expenses(1)	22,426	24,717	(2,291)	(9)	43,639	46,994	(3,355)	(7)
Litigation and Other Charges	2,633	—	2,633	nm	2,633	—	2,633	nm
Other (Income) Expense, net	218	(257)	475	nm	164	(252)	416	nm

Operating Income	6,582	21,347	(14,765)	(69)	7,461	41,301	(33,840)	(82)
Interest Expense, net	2,347	3,852	(1,505)	(39)	4,831	8,063	(3,232)	(40)

Income before Taxes	4,235	17,495	(13,260)	(76)	2,630	33,238	(30,608)	(92)
Income Taxes	2,153	7,192	(5,039)	(70)	862	13,319	(12,457)	(94)

Net Income	$2,082	$10,303	(8,221)	(80)	$1,768	$19,919	(18,151)	(91)

Earnings Per Share
Basic	$.19	$.92			$.16	$1.79
Diluted	$.18	$.90			$.16	$1.74

Weighted Average Shares Outstanding
Basic	11,163	11,147			11,161	11,129
Diluted	11,377	11,430			11,355	11,445

Effective Income Tax Rate	50.8%	41.1%			32.8%	40.1%

(1) Share based compensation included in these expenses	$1,209	$1,751			$2,753	$3,395

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR SEPTEMBER 2009 QUARTER	PAGE -5
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts and unaudited)

	September 30,	March 31,
	2009	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,047	$9,762
Accounts receivable, net	170,364	173,501
Inventories	53,002	52,737
Prepaid expenses	12,912	17,340
Deferred income taxes	18,652	18,909

Total current assets	265,977	272,249
PROPERTY AND EQUIPMENT, net	407,157	430,519
GOODWILL	29,436	29,436
OTHER INTANGIBLE ASSETS, net	23,521	24,691
OTHER ASSETS	7,757	8,313

	$733,848	$765,208

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$22,769	$27,026
Accounts payable	88,635	48,519
Accrued liabilities	90,420	86,718
Income taxes payable	166	553

Total current liabilities	201,990	162,816
LONG-TERM DEBT, net of current portion	209,960	287,164
OTHER LIABILITIES	15,839	14,794
DEFERRED INCOME TAXES	50,730	49,970

Total liabilities	478,519	514,744
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,162,667 and 11,152,875 issued and outstanding	111	111
Additional paid-in capital	165,884	163,131
Retained earnings	89,574	87,806
Accumulated other comprehensive loss	(240)	(584)

Total shareholders’ equity	255,329	250,464

	$733,848	$765,208

Total debt	$232,729	$314,190
Debt-to-total capitalization	48%	56%

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR SEPTEMBER 2009 QUARTER	PAGE -6
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Performance Measures
(In thousands and unaudited)

	Three Months Ended
	September 30,
	2009	2008

Net income	$2,082	$10,303
Income taxes	2,153	7,192
Interest expense, net	2,347	3,852
Depreciation and amortization	17,756	16,211
Litigation and other charges	2,633	—
Share-based compensation expense	1,209	1,751
Non-cash foreign currency transaction net (gain)/loss	218	(257)
Net loss from asset dispositions	341	256

Adjusted EBITDA	$28,739	$39,308

Net cash provided by operating activities	$62,543	$7,680
Capital expenditures	(6,904)	(26,536)
Proceeds from asset dispositions	180	213

Free Cash Flow	$55,819	$(18,643)

Operating income	$6,582	$21,347
Litigation and other charges	2,633	—
Non-cash foreign currency translation net (gain)/loss	218	(257)

Adjusted Operating Income	$9,433	$21,090

Adjusted Operating Margin	3.7%	7.1%

Net income	$2,082	$10,303
Litigation and other charges	2,633	—
Tax benefit of litigation and other charges	(1,027)	—
Non-cash foreign currency transaction net (gain)/loss net of taxes	133	(157)

Adjusted Net Income	$3,821	$10,146

Diluted earnings per share	$.18	$.90
Litigation and other charges	.23	—
Tax benefit of litigation and other charges	(.09)	—
Non-cash foreign currency transaction net (gain)/loss net of taxes	.02	(.02)

Adjusted Diluted Earnings Per Share	$.34	$.88

Three Months Ended
June 30, 2009
Net cash provided by operating activities	$33,861
Capital expenditures	(4,476)
Proceeds from asset dispositions	450

Free Cash Flow	$29,835